Registration No. 333-

As filed with the Securities and Exchange Commission on March 17, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0722250
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

60 Wells Avenue, Suite 102

Newton, Massachusetts 02459

(Address of principal executive offices) (Zip code)

Chiasma, Inc. 2015 Stock Option and Incentive Plan

(Full title of the plans)

Mark Leuchtenberger

Chief Executive Officer

Chiasma, Inc.

60 Wells Avenue, Suite 102

Newton, Massachusetts 02459

(Name and address of agent for service)

(617)-928-5300

(Telephone Number, Including area code, of Agent for Service)

Copy to:

Michael H. Bison

Daniel Lang

Goodwin Procter LLP

53 State Street

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration Fee
Common Stock (par value $0.01)	960,504(3)	$10.275	$9,869,178.60	$993.83

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Chiasma, Inc. 2015 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq Global Select Market, on March 11, 2016.
(3)	Represents an automatic increase of 960,504 shares of Common Stock to the number of shares available for issuance under the Plan, effective January 1, 2016. Shares available for issuance under the Plan were previously registered on registration statement on Form S-8 filed with the Securities and Exchange Commission on July 21, 2015 (Registration No. 333-205773).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2015 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2016, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 960,504. This Registration Statement registers these additional 960,504 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-205773) on July 21, 2015, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-205773) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 17, 2016.

CHIASMA, INC.

By:	/s/ Mark Leuchtenberger
Mark Leuchtenberger
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Chiasma, Inc., hereby severally constitute and appoint Mark Leuchtenberger, Mark Fitzpatrick and Tara McCarthy, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Chiasma, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/s/ Mark Leuchtenberger	President and Chief Executive Officer, Director
Mark Leuchtenberger	(Principal Executive Officer)

/s/ Mark J. Fitzpatrick	Chief Financial Officer
Mark J. Fitzpatrick	(Principal Financial and Accounting Officer)

/s/ David Stack	Director
David Stack

/s/ Todd Foley	Director
Todd Foley

/s/ Ansbert Gadicke	Director
Ansbert Gadicke, M.D.

/s/ Bard Geesaman	Director
Bard Geesaman, M.D., Ph.D.

/s/ Scott Minick	Director
Scott Minick

/s/ John Scarlett, M.D	Director
John Scarlett

/s/ John F. Thero	Director
John F. Thero

/s/ James R. Tobin	Director
James R. Tobin

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

4.2	Amended and Restated Bylaws of the Registrant(2)

4.3	Form of common stock certificate of the Registrant(3)

4.4	Amended and Restated Investors’ Rights Agreement, by and between the Registrant and the Investors named therein, dated as of December 16, 2014(4)

4.5	Form of Warrant to Purchase Shares of Common Stock (issued in connection with the Registrant’s Series D preferred stock financing)(5)

4.6	Form of Warrant to Purchase Shares of Common Stock (issued in connection with the Registrant’s Series E preferred stock financing)(6)

5.1	Opinion of Goodwin Procter LLP*

23.1	Consent of Kost Forer Gabbay & Kasierer*

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page to this Registration Statement on Form S-8)*

99.1	2015 Stock Option and Incentive Plan and forms of option agreements thereunder(7)

(1)	Filed as Exhibit 3.1 to the Registrant’s Form 8-K, filed previously with the Commission on July 21, 2015 and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to the Registrant’s Form 8-K, filed previously with the Commission on July 21, 2015 and incorporated by reference herein.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on July 6, 2015 and incorporated by reference herein.
(4)	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.
(5)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.
(6)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.
(7)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on July 6, 2015 and incorporated by reference herein.
*	Filed herewith.